UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Suite D-122, Great River, New York 11739
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (631) 968-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

(a)  As previously reported on Form 8-K dated September 19, 2005, Netsmart Technologies, Inc. (the “Registrant”) had agreed to sell an aggregate 653,623 shares of common stock and warrants to purchase 163,406 shares of common stock. Pursuant to amendments to such agreements, on October 14, 2005, the Registrant sold an aggregate 490,000 shares of common stock and warrants to purchase 122,504 shares of common stock.

(c )  The Registrant received $4,493,104 in gross proceeds and paid commissions of $275,000. The Registrant has also issued a warrant to purchase 24,500 shares to the placement agent, Griffin Securities, Inc.

(d) As previously disclosed, the sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act, as an offering under Rule 506 of Regulation D. The sale was to a total of nine accredited investors, all of which received restricted securities.

(e) As previously disclosed, the warrants are exercisable for a five-year period at an exercise price of $11.00 per share. The exercise price and number of shares subject to exercise are subject to adjustment pursuant to anti-dilution provisions. In addition, the Registrant has the option to require the exercise of any outstanding warrants if, after the first anniversary of the closing date, the closing Volume Weighted Average Price of the Registrant’s Common Stock is equal to or greater than $30.00 per share for 20 consecutive trading days; provided that the shares sold in the offering and the shares underlying the warrants are freely tradable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSMART TECHNOLOGIES, INC.

Date: October 17, 2005	By:	/s/ James L. Conway
James L. Conway
Chairman, President Chief Executive Officer and Director (Principal Executive Officer)